UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2019

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement

On April 15, 2019, FactSet Research Systems Inc. (the “Company” or “FactSet”) entered into a separation of employment and general release agreement with John W. Wiseman (the “Agreement”), pursuant to which Mr. Wiseman will remain in his current position as Executive Vice President Global Head of Sales & Client Solutions until his successor is appointed, participate in an orderly transition of duties to his successor and remain an employee of FactSet until his effective termination date of August 31, 2019. In exchange for fulfilling these obligations to the Company, Mr. Wiseman will receive, under the terms of the Agreement, the following: (i) a lump sum separation payment of $659,716.80 on the first scheduled payroll after August 31, 2019; (ii) continued base salary of $300,000 through August 31, 2019; (iii) the acceleration of the vesting of certain outstanding stock options; and (iv) certain other ancillary benefits. In addition, the Agreement provides for a release of claims by Mr. Wiseman and the Company and other terms and conditions customary for agreements of this nature.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: April 16, 2019	By:	/s/ HELEN L. SHAN
Helen L. Shan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)